Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Fulcrum Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Primary Offering of Securities:

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(3)	457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share(4)	457(o)	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities(5)	457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Warrants(6)	457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Units(7)	457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Depositary Shares(8)	457(o)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$350,000,000	—	$350,000,000(9)	$0.0001476	(9)

Fees to Be Paid	Total Registration Fee:			$311,249,979	N/A	$311,249,979	—	$45,940.50(9)

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	457(b)	$38,750,021(9)	N/A	$38,750,021	$0.0000927	$3,592.13(9)	S-3ASR	333-260754	November 4, 2021	$3,592.13(9)

	Total Offering Amounts					$350,000,000(9)	$0.0001476	$51,660.00(9)

	Total Fees Previously Paid							$3,592.13(9)	—

	Total Fee Offsets							—	—

	Net Fee Due							$45,940.50

(1)

The amount to be registered consists of up to $350,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(6)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)	Each depositary share will be evidenced by a depositary receipt issued pursuant to the deposit agreement.
(9)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $38,750,021 of unsold securities (the “Unsold Securities”) previously registered on the registrant’s registration statement on Form S-3 (File No. 333-260754), which was initially filed with the Securities and Exchange Commission on November 4, 2021 as an automatic shelf registration statement, was amended on March 3, 2022 and became effective on April 28, 2022 (as amended, the “Prior Registration Statement”). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum aggregate offering price of $250,000,000. The registrant sold an aggregate of $211,249,978.20 of such securities under the Prior Registration Statement, leaving the balance of $38,750,021.80 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $3,592.13 (calculated at the filing fee rate which was in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. No additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. A filing fee of $45,940.50 is paid herewith in connection with the $311,249,979 of additional securities registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.